    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 2000

                                                      REGISTRATION NO. 333-42682
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 4 TO


                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

              HYDROGENICS CORPORATION -- CORPORATION HYDROGENIQUE
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CANADA                              3629                          NOT APPLICABLE
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER IDENTIFICATION
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)                   NO.)

                            ------------------------

                               100 CASTER AVENUE
                          WOODBRIDGE, ONTARIO L4L 5Y9
                                     CANADA
                              TEL: (905) 851-8866
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             CT CORPORATION SYSTEM
                               111 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10011
                                 UNITED STATES
                                 (212) 894-8940
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

      MARK L. MANDEL, ESQ.               MARK A. TRACHUK, ESQ.           WILLIAM P. ROGERS JR., ESQ.
 BROBECK, PHLEGER & HARRISON LLP     OSLER, HOSKIN & HARCOURT LLP          CRAVATH, SWAINE & MOORE
    1633 BROADWAY, 47TH FLOOR          ONE FIRST CANADIAN PLACE                WORLDWIDE PLAZA
    NEW YORK, NEW YORK 10019           TORONTO, ONTARIO M5X 1B8               825 EIGHTH AVENUE
          UNITED STATES                         CANADA                    NEW YORK, NEW YORK 10019
       TEL: (212) 581-1600                TEL: (416) 862-4749                   UNITED STATES
                                                                             TEL: (212) 474-1270

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------


    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     Amendment No. 4 to the Registration Statement is being filed for the sole purpose of filing additional exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The table below lists the fees and expenses, other than underwriting commissions, which the Registrant will pay in connection with the offering described in this registration statement. All of the expenses are estimates, except for the Securities and Exchange Commission registration fee, the Nasdaq National Market listing fee, the NASD filing fee and The Toronto Stock Exchange listing fee.

                                                                   AMOUNT
                                                                -------------
Securities and Exchange Commission Registration Fee.........    $   25,502.40
NASD Filing Fee.............................................           10,500
Canadian Securities Regulators Filing Fees..................           15,400
Nasdaq National Market listing fee..........................           95,000
Toronto Stock Exchange listing fee..........................            7,204
Legal fees and expenses.....................................          750,000
Accounting fees and expenses................................          300,000
Printing and engraving expenses.............................          250,000
Transfer agent and registrar fees...........................            5,000
Miscellaneous expenses......................................          150,000
                                                                -------------
TOTAL.......................................................    $1,608,606.40
                                                                =============

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under both the Canada Business Corporations Act and the Registrant's By-Laws, the Registrant is permitted to indemnify out of its own funds its directors and officers, former directors and officers and their respective heirs and legal representatives against costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties because of their position as directors or officers of the Registrant, including an action by or on behalf of the Registrant to procure a judgment in its favor. In order to be entitled to indemnification under this Act and the By-Laws, the directors or officers must act honestly and in good faith with a view to the Registrant's best interests, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have reasonable grounds for believing that his or her conduct was lawful. In addition, in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, a court must approve of the indemnification.

     The Registrant agreed to indemnify its directors and their heirs and legal representatives against all costs, charges and expenses, including amounts paid to settle actions or satisfy judgments reasonably incurred by them in respect of any civil, criminal or administrative proceeding to which they are made parties because of being or having been one of its directors, provided that they acted honestly and in good faith with a view to the Registrant's best interests and, in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, they had reasonable grounds to believe that their conduct was lawful.

     Currently, there is no pending litigation or proceeding where a current or past director, officer or employee is seeking indemnification, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification. The Registrant has purchased a liability insurance policy covering its directors and officers and the directors and officers of its subsidiaries.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     1. In December 1998, the Registrant issued and sold an aggregate of 750,000 Series A preferred Shares to one U.S. resident and two non-U.S. residents at $1.3857 per share for an aggregate purchase price of approximately $1,039,000.

     2. In January 2000, the Registrant issued and sold an aggregate of 510,500 Series B preferred Shares to two U.S. residents and eleven non-U.S. residents at $7.23 per share for an aggregate purchase price of approximately $3,691,000.

     3. In the first six months of 1999, 21,000 common shares were issued by the Registrant upon the exercise of outstanding options, at a weighted average exercise price of $0.20 per share.

     4. Through the date of this filing, the Registrant has outstanding options issued to its officers, directors, employees and advisors to purchase an aggregate of 3,815,700 of our common shares.

     Each of these sales was exempt from the registration requirements of the Securities Act of 1933 under Section 4(2) thereof or Regulation S thereunder and from applicable prospectus requirements under Canadian securities legislation.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS


    EXHIBIT NUMBER                       NAME OF DOCUMENT
    --------------                       ----------------
           1.1     Form of Underwriting Agreement.
           3.1     Articles of the Registrant.
           3.2     By-laws of the Registrant (supersedes exhibit 3.2 filed on
                   July 31, 2000).
           5.1     Opinion of Osler, Hoskin & Harcourt LLP with respect to the validity of the shares (supersedes exhibit 5.1 filed on
                   September 25, 2000).
          10.1*    Amended and Restated Unanimous Shareholders' Agreement dated
                   January 24, 2000 among the Registrant and its Shareholders.
          10.2*    Amending Agreement dated July 24, 2000 among the Registrant and certain of its shareholders.
          10.3*    Stock Option Plan.
          10.4*    Form of Stock Option Agreement.
          10.5*    Lease, dated May 19, 1999, by and between the Registrant and
                   Atlantis Real Estate Corporation.
          10.6*    Employment letter agreement between Robert Edwards and the
                   Registrant, dated July 16, 1999.
          10.7*    Employment letter agreement between Dr. Ravi Gopal and the
                   Registrant, dated March 16, 1998.
          10.8*    Offer to Lease dated June 1, 2000 by and between the
                   Registrant and Orlando Corporation.
          10.9*    Department of Natural Resources Efficiency and Alternative
                   Energy Program Contribution Agreement, dated October 17,
                   1996, between Canada and the Registrant.
         10.10*    Department of Natural Resources Efficiency and Alternative
                   Energy Program Contribution Agreement, dated July 3, 1997, between Canada and the Registrant.
         10.11*    Department of Natural Resources Efficiency and Alternative
                   Energy Program Contribution Agreement, dated June 9, 1998, between Canada and the Registrant.
         10.12*    Efficiency and Alternative Energy Program Amendment No. 1 to
                   the Contribution Agreement between Canada and the
                   Registrant, dated March 13, 2000.

    EXHIBIT NUMBER                       NAME OF DOCUMENT
    --------------                       ----------------
         10.13*    Department of Natural Resources Efficiency and Alternative
                   Energy Program Contribution Agreement, dated June 9, 1999, between Canada and the Registrant.
         10.14*    Natural Resources Canada Efficiency and Alternative Energy
                   Program Amendment No. 1 to the Contribution Agreement
                   between Canada and the Registrant, dated February 1, 2000.
         10.15*    Department of Natural Resources Efficiency and Alternative
                   Energy Program Contribution Agreement, dated May 25, 2000, between Canada and the Registrant.
         10.16*    Industrial Research Assistance Program Contribution
                   Agreement, dated November 24, 1998, between National
                   Research Council Canada and the Registrant.
         10.17*    Industrial Research Assistance Program Repayable
                   Contribution Agreement, dated December 1, 1999, between
                   National Research Council Canada and the Registrant.
         10.18*    Research Agreement for a Cooperative Project, dated November
                   19, 1996, between Universite du Quebec a Trois-Rivieres and the Registrant.
         10.19*    Lease, dated June 23, 2000, by and between Orlando
                   Corporation and the Registrant.
          23.1     Consent of Osler, Hoskin & Harcourt LLP (contained in
                   Exhibit 5.1).
          23.2*    Consent of PricewaterhouseCoopers LLP.
          24.1*    Powers of Attorney (included on the signature pages).


---------------
* Previously filed.


     (b) FINANCIAL STATEMENT SCHEDULES.


     None.

ITEM 17.  UNDERTAKINGS.

     1. The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     3.  The undersigned Registrant hereby undertakes that:

          (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of this registration statement as of the time it was declared effective; and

          (b) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada on October 12, 2000.


                                          HYDROGENICS CORPORATION

                                          By: /s/     PIERRE RIVARD
                                            ------------------------------------
                                                       Pierre Rivard
                                                Chief Executive Officer and
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 4 to the registration statement has been signed by the following persons in the capacities indicated on the 12th day of October 2000.


                     SIGNATURE                                             TITLE
                     ---------                                             -----

                 /s/ PIERRE RIVARD                   President, Chief Executive Officer and Director
---------------------------------------------------  (Principal Executive Officer)
                   Pierre Rivard

                         *                           Chairman of the Board of Directors
---------------------------------------------------
                 Norman M. Seagram

                         *                           Vice President Finance, Treasurer and Secretary
---------------------------------------------------  (Principal Financial and Accounting Officer)
                  Robert Edwards

                         *                           Vice President Technology and Director
---------------------------------------------------
                 Joseph Cargnelli

                         *                           Vice President Sales and Marketing, Director
---------------------------------------------------
                  Boyd J. Taylor

                         *                           Vice President Engineering, Electronics and
---------------------------------------------------  Controls
                 Dr. Ravi B. Gopal

                         *                           Director
---------------------------------------------------
                  Donald J. Lowry

                         *                           Director
---------------------------------------------------
                  Dr. Robert Lee

                         *                           Director
---------------------------------------------------
                  Don J. Morrison

               *By /s/ PIERRE RIVARD
  ----------------------------------------------
                   Pierre Rivard
                 Attorney-in-fact

                           AUTHORIZED REPRESENTATIVE


     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this amended registration statement solely in the capacity of the duly authorized representative of Hydrogenics Corporation in the United States, in the city of Newark, Delaware, on October 12, 2000.


                                          PUGLISI & ASSOCIATES

                                          By:     /s/ DONALD J. PUGLISI
                                            ------------------------------------
                                              Donald J. Puglisi
                                              Managing Director

                               INDEX OF EXHIBITS


    EXHIBIT NO.                       NAME OF DOCUMENT
    -----------                       ----------------
       1.1      Form of Underwriting Agreement.
       3.1      Articles of the Registrant.
       3.2      By-laws of the Registrant (supersedes exhibit 3.2 filed on
                July 31, 2000).
       5.1      Opinion of Osler, Hoskin & Harcourt LLP with respect to the validity of the shares (supersedes exhibit 5.1 filed on
                September 25, 2000).
      10.1*     Amended and Restated Unanimous Shareholders' Agreement dated
                January 24, 2000 among the Registrant and its Shareholders.
      10.2*     Amending Agreement dated July 24, 2000 among the Registrant and certain of its shareholders.
      10.3*     Stock Option Plan.
      10.4*     Form of Stock Option Agreement.
      10.5*     Lease, dated May 19, 1999, by and between the Registrant and
                Atlantis Real Estate Corporation.
      10.6*     Employment letter agreement between Robert Edwards and the
                Registrant, dated July 16, 1999.
      10.7*     Employment letter agreement between Dr. Ravi Gopal and the
                Registrant, dated March 16, 1998.
      10.8*     Offer to Lease dated June 1, 2000 by and between the
                Registrant and Orlando Corporation.
      10.9*     Department of Natural Resources Efficiency and Alternative
                Energy Program Contribution Agreement, dated October 17,
                1996, between Canada and the Registrant.
      10.10*    Department of Natural Resources Efficiency and Alternative
                Energy Program Contribution Agreement, dated July 3, 1997, between Canada and the Registrant.
      10.11*    Department of Natural Resources Efficiency and Alternative
                Energy Program Contribution Agreement, dated June 9, 1998, between Canada and the Registrant.
      10.12*    Efficiency and Alternative Energy Program Amendment No. 1 to
                the Contribution Agreement between Canada and the
                Registrant, dated March 13, 2000.
      10.13*    Department of Natural Resources Efficiency and Alternative
                Energy Program Contribution Agreement, dated June 9, 1999, between Canada and the Registrant.
      10.14*    Natural Resources Canada Efficiency and Alternative Energy
                Program Amendment No. 1 to the Contribution Agreement
                between Canada and the Registrant, dated February 1, 2000.
      10.15*    Department of Natural Resources Efficiency and Alternative
                Energy Program Contribution Agreement, dated May 25, 2000, between Canada and the Registrant.
      10.16*    Industrial Research Assistance Program Contribution
                Agreement, dated November 24, 1998, between National
                Research Council Canada and the Registrant.
      10.17*    Industrial Research Assistance Program Repayable
                Contribution Agreement, dated December 1, 1999, between
                National Research Council Canada and the Registrant.
      10.18*    Research Agreement for a Cooperative Project, dated November
                19, 1996, between Universite du Quebec a Trois-Rivieres and the Registrant.
      10.19*    Lease, dated June 23, 2000, by and between Orlando
                Corporation and the Registrant.
      23.1      Consent of Osler, Hoskin & Harcourt LLP (contained in
                Exhibit 5.1).
      23.2*     Consent of PricewaterhouseCoopers LLP.
      24.1*     Powers of Attorney (included on the signature pages).


---------------

* Previously filed.